AMENDMENT NUMBER ONE TO CREDIT AGREEMENT
This Amendment Number One to Credit Agreement (“Amendment”) is entered into as of February 7, 2012, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and SILICON GRAPHICS INTERNATIONAL CORP., a Delaware corporation (“Parent”), SILICON GRAPHICS FEDERAL, INC., a Delaware corporation (“Silicon Federal”; and together with Parent each individually a “Borrower”, and individually and collectively, jointly and severally, the “Borrowers”), on the other hand, with reference to the following facts:
A.Borrowers, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of December 5, 2011 (the “Agreement”).
B.Borrowers have requested that Agent and Lenders make certain amendments to the Agreement as provided for and on the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:
1.DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.AMENDMENTS.
(a)    Schedule 1.1 of the Agreement is hereby amended by deleting clause (i) of the definitions of “Eligible Accounts” set forth therein in its entirety and replacing it with the following:
(i)    Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10%, or 40% with respect to a single Account Debtor (which such percentages, as applied to a particular Account Debtor, are subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(b)    Schedule 1.1 of the Agreement is hereby amended by deleting the definition of “Financial Covenant Period” set forth therein in its entirety and replacing it with the following:
“Financial Covenant Period” means a period that shall commence on any date (the “Commencement Date”) on which (i) Availability plus Qualified Cash is less than (w) $20,000,000 with respect to any date of determination on or before January 31, 2012, (x) $30,000,000 with respect to any date of determination after January 31, 2012 through and including February 29, 2012, (y) $40,000,000 with respect to any date of determination after February 29, 2012 through and including March 31, 2012, or (z) $50,000,000 with respect to any date of determination after March 31, 2012, or (ii) Availability is less than (x) $5,000,000 with respect to any date of determination on or before January 15, 2012, (y) $7,500,000 with respect to any date of determination after January 15, 2012 through and including March 31, 2012, or (z) $15,000,000 with respect to any date of determination after March 31, 2012, or (iii) an Event of Default has occurred, and shall continue until:
(a)    the last day of the second full fiscal quarter after the Commencement Date,
and
(b)    the last day of the fiscal quarter in which (i) Availability plus Qualified Cash is at least $50,000,000, and (ii) Availability is at least $15,000,000, and no Default or Event of Default exists at such time.
3.REPRESENTATIONS AND WARRANTIES. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.
4.NO DEFAULTS. Each Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.
5.CONDITIONS PRECEDENT. The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of a fully executed copy of (a) this Amendment from each party hereto, and (b) that certain Side Letter of even date herewith, each in form and substance satisfactory to Agent.
6.REAFFIRMATION. Each Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the,Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in the Security Agreement.
7.COSTS AND EXPENSES. Borrowers shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
8.LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
9.COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SILICON GRAPHICS INTERNATIONAL CORP.,
a Delaware corporation

By:    /s/ James Wheat
Title:    Chief Financial Officer

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation

By:    /s/ James H. Brinker
Title:    President

WELLS FARGO CAPITAL FINANCE, LLC
a Delaware limited liability company, as Agent and as a
Lender

By:    /s/ Amelie Yehros
Title:    Senior Vice President

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Amendment Number One